                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                   FORM 8-K



                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


                         Date of Report: July 17, 1997



                       IMEX MEDICAL SYSTEMS, INCORPORATED
            ------------------------------------------------------
            (Exact name of Registrant as specified in its charter)


         DELAWARE                      0-11400                  84-0712044
----------------------------   ------------------------   ----------------------
(State or other jurisdiction   (Commission File Number)   (I.R.S. Employer
of Incorporation)                                         Identification Number)



                      6355 JOYCE DRIVE, GOLDEN, CO   80403
                     ---------------------------------------
                     (Address of principal executive office)



                                 (303)431-9400
                         -------------------------------
                         (Registrant's telephone number,
                              including area code)


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         The Company issued the following Press Release on July 17, 1997:

         Imex Medical Systems, Incorporated (NASDAQ:IMEX) today announced that it had entered into a Merger Agreement with Nicolet Biomedical, Inc., a wholly owned subsidiary of Thermo Electron Corporation and NBI Acquisition Corp., a wholly owned subsidiary of Nicolet. Pursuant to the Merger Agreement, Imex will become a wholly-owned subsidiary of Nicolet Biomedical, Inc.

         Pursuant to the Merger Agreement, each outstanding share of Common Stock of Imex will be converted into the right to receive an amount of cash equal to $10,000,000 (decreased by an amount up to $700,000 by which Imex's stockholders' equity at the date of closing is less than $4,000,000) divided by the number of shares of Common Stock outstanding immediately prior to the effective time of the merger. The Merger Agreement provides that $700,000 will be held in escrow pending a determination of Imex's stockholders' equity as of closing. If said stockholders' equity is $4,000,000 or more, the full escrow amount will be paid to Imex's stockholders and the merger consideration per share of Common Stock will be approximately $1.44 per share. If said stockholders' equity is less than $4,000,000, the deficiency will be returned to Nicolet and the merger consideration per share will be reduced accordingly to a minimum of approximately $1.35 per share if the entire escrow fund is returned to Nicolet.

         The merger is conditioned upon, among other things, the approval of Imex's stockholders. To that end, a special meeting of Imex stockholders will be held as soon as practicable to consider and act upon the merger. In the Merger Agreement, holders of 52% of outstanding shares of Common Stock have agreed to vote for the merger. This vote is sufficient under the Delaware law to approve and adopt the merger. If all conditions to the closing have been satisfied or waived, it is anticipated that the closing will occur shortly after the Imex stockholders' meeting.

         Additionally, the Company has secured a long-term continuation agreement with the Company's founder and CEO, Dennis Newman, pursuant to which Mr. Newman will continue as an employee and a consultant to the Company after the merger is consummated.

         Imex Medical Systems, Incorporated is a leader in products for fetal heart detection and the diagnosis of vascular disease.


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         ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

    The following Exhibits are filed as part of this Report:

    Exhibit 1 - Merger Agreement among Nicolet Biomedical, Inc., NBI
                Acquisition Corp. and Imex Medical Systems, Incorporated (with following Exhibits to said Merger Agreement)

         Exhibit A - Escrow Agreement
         Exhibit C - Agreement with Dennis R. Newman
         Exhibit D - Lease

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                                   SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                  IMEX MEDICAL SYSTEMS, INCORPORATED


                                  By: /s/ Dennis R. Newman
                                     --------------------------------------
                                      Dennis R. Newman
                                      President and Chief Executive Officer



Date: July 17, 1997